Exhibit E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

A. DIRECT DEBT OF THE GOVERNMENT

Table I. Floating Internal Debt at December 31, 2020

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in billions of pesos)
Short-term Treasury Certificates (Cetes)	Various	Various	Ps.	979.0	None
Other	Various	Various		304.3	None

Total Floating Internal Debt			Ps.	674.7

Table II. Funded Internal Debt at December 31, 2020

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in billions of pesos)
Fixed-Rate Bonds	Fixed	Various	Ps.	3,414.4	None
Development Bonds (Bondes D)	Various	Various		804.5	None
UDI-denominated Development Bonds (UDI bonds)	Fixed	Various		1,802.2	None
STRIPS of UDI bonds	Fixed	Various		8.2	None
Retirement Saving System Fund (Fondo de Ahorro/SAR)	Fixed	Various		152.7	None
Others(1)	Fixed	Various		300.2	None

Total Funded Internal Debt			Ps.	6,482.2

(1)

Includes Ps. 126.5 billion of liabilities associated with social security under the Ley del Instituto de Seguridad y Servicios Sociales de los Trabajadores del Estado (Law of the Institute for Social Security and Social Services of Government Workers). See “The Economy—Employment and Labor” in Exhibit D.

Table III. Net Internal Debt at December 31, 2020

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in billions of pesos)
Total Floating Internal Debt			Ps.	674.7
Total Funded Internal Debt				6,482.2

Total Net Internal Debt			Ps.	7,156.9

Table IV. Funded External Debt at December 31, 2020

Bond Issues at December 31, 2020

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
11.50% Global Bonds due 2026	11.5	May 1996	May 2026	USD	1,750,000	320,445
Notes due 2031	8.3	Aug. 2001	Aug. 2031	USD	1,500,000	533,952
Notes due 2031	8.3	Dec. 2001	Aug. 2031	USD	1,000,000	355,968
Notes due 2022	8.0	Sep. 2002	Sep. 2022	USD	1,750,000	610,843
Notes due 2031	8.3	Dec. 2002	Aug. 2031	USD	750,000	266,976
Notes due 2033	7.5	Apr. 2003	Apr. 2033	USD	1,000,000	251,862
Notes due 2024	6.75	Jan. 2004	Feb. 2024	STG	500,000	476,526
Notes due 2033	7.5	Apr. 2004	Apr. 2033	USD	2,056,822	518,034
Notes due 2034	6.75	Sep. 2004	Sep. 2034	USD	1,500,000	635,187
Notes due 2034	6.75	Jan. 2007	Sep. 2034	USD	2,266,566	959,796
Notes due 2034	6.75	Sep. 2007	Sep. 2034	USD	500,000	211,729
Notes due 2040	6.055	Jan. 2008	Jan. 2040	USD	1,500,000	1,083,331
Notes due 2040	6.055	Sep. 2009	Jan. 2040	USD	750,000	541,666
Notes due 2040	6.055	Apr. 2010	Jan. 2040	USD	1,000,000	722,221
Notes due 2110	5.75	Oct. 2010	Oct. 2110	USD	1,000,000	1,000,000
Notes due 2020	1.51	Oct. 2010	Oct. 2020		¥150,000,000	0
Notes due 2040	6.055	Apr. 2011	Jan. 2040	USD	1,000,000	722,221
Notes due 2110	5.75	Aug. 2011	Oct. 2110	USD	1,000,000	1,000,000
Notes due 2022	3.625	Jan. 2012	Mar. 2022	USD	2,000,000	0
Notes due 2044	4.75	Mar. 2012	Mar. 2044	USD	2,000,000	1,766,426
Notes due 2110	5.75	Aug. 2012	Oct. 2110	USD	677,994	677,994
Notes due 2022	3.625	Aug. 2012	Mar. 2022	USD	559,254	0
Notes due 2044	4.75	Aug. 2012	Mar. 2044	USD	963,324	850,820
Notes due 2044	4.75	Jan. 2013	Mar. 2044	USD	1,500,000	1,324,820
Notes due 2023	2.75	Apr. 2013	Apr. 2023		€1,600,000	1,600,000
Notes due 2023	4.0	Oct. 2013	Oct. 2023	USD	3,900,000	2,913,174
Notes due 2045	5.55	Jan. 2014	Jan. 2045	USD	3,000,000	2,781,131
Notes due 2114	5.625	Mar. 2014	Mar. 2114	STG	1,000,000	1,000,000
Notes due 2021	2.375	Apr. 2014	Apr. 2021		€1,000,000	0
Notes due 2029	3.625	Apr. 2014	Apr. 2029		€1,000,000	1,000,000
Notes due 2024	1.44	Jul. 2014	Jul. 2024		¥13,900,000	13,900,000
Notes due 2034	2.57	Jul. 2014	Jul. 2034		¥12,300,000	12,300,000
Notes due 2025	3.6	Nov. 2014	Jan. 2025	USD	3,000,000	1,824,808
Notes due 2046	4.6	Jan. 2015	Jan. 2046	USD	3,000,000	2,540,913
Notes due 2024	1.625	Mar. 2015	Mar. 2024		€1,250,000	1,250,000
Notes due 2045	3.0	Mar. 2015	Mar. 2045		€1,250,000	1,250,000
Notes due 2115	4.0	Apr. 2015	Mar. 2115		€1,500,000	1,500,000
Notes due 2026	4.125	Jan. 2016	Jan. 2026	USD	2,250,000	1,568,040
Notes due 2026	4.125	Aug. 2016	Jan. 2026	USD	760,000	529,649
Notes due 2022	1.875	Feb. 2016	Feb. 2022		€1,500,000	0
Notes due 2031	3.375	Feb. 2016	Feb. 2031		€1,000,000	1,700,000
Notes due 2021	0.7	Jun. 2016	Jun. 2021		¥50,900,000	50,900,000
Notes due 2026	1.09	Jun. 2016	Jun. 2026		¥16,300,000	16,300,000
Notes due 2036	2.4	Jun. 2016	Jun. 2036		¥21,900,000	21,900,000
Notes due 2047	4.35	Aug. 2016	Jan. 2047	USD	2,000,000	1,469,746
Notes due 2025	1.375	Oct. 2016	Jan. 2025		€1,200,000	1,200,000
Notes due 2027	4.15	Mar. 2017	Mar. 2027	USD	3,150,415	2,501,740
Notes due 2048	4.6	Oct. 2017	Feb. 2048	USD	1,880,000	1,725,254
Notes due 2028	3.75	Jan. 2018	Jan. 2028	USD	2,555,196	1,953,068
Notes due 2048	4.6	Jan. 2018	Feb. 2048	USD	645,274	592,161
Notes due 2028	1.75	Jan. 2018	Apr. 2028		€1,500,000	1,500,000
Notes due 2023	0.6	Apr. 2018	Apr. 2023		¥57,200,000	57,200,000
Notes due 2025	0.85	Apr. 2018	Apr. 2025		¥24,100,000	24,100,000
Notes due 2028	1.05	Apr. 2018	Apr. 2028		¥38,700,000	38,700,000
Notes due 2038	2.0	Apr. 2018	Apr. 2038		¥15,000,000	15,000,000
Notes due 2029	4.5	Jan. 2019	Apr. 2029	USD	2,000,000	2,000,000
Notes due 2026	1.625	Apr. 2019	Apr. 2026		€1,500,000	1,500,000
Notes due 2039	2.875	Apr. 2019	Apr. 2039		€1,000,000	1,000,000

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
Notes due 2029	4.5	Jul. 2019	Apr. 2029	USD	1,455,664	1,455,664
Notes due 2050	4.5	Jul. 2019	Jan. 2050	USD	2,103,527	1,826,657
Notes due 2022	0.62	Jul. 2019	Jul. 2022		¥65,500,000	65,500,000
Notes due 2024	0.83	Jul. 2019	Jul. 2024		¥41,200,000	41,200,000
Notes due 2026	1.05	Jul. 2019	Jul. 2026		¥27,300,000	27,300,000
Notes due 2029	1.3	Jul. 2019	Jul. 2029		¥31,000,000	31,000,000
Notes due 2030	3.25	Jan. 2020	Apr. 2030	USD	3,069,068	2,259,237
Notes due 2030	1.125	Jan. 2020	Jan. 2030		€1,250,000	1,250,000
Notes due 2039	2.875	Jan. 2020	Apr. 2039		€500,000	500,000
Notes due 2050	4.5	Jan. 2020	Jan. 2050	USD	800,000	694,702
Notes due 2025	3.9	Apr. 2020	Apr. 2025	USD	1,000,000	942,864
Notes due 2032	4.75	Apr. 2020	Apr. 2032	USD	2,500,000	2,500,000
Notes due 2051	5.0	Apr. 2020	Apr. 2051	USD	2,500,000	2,500,000
Notes due 2027	1.35	Sep. 2020	Sep. 2027		€750,000	750,000
Notes due 2031	2.659	Nov. 2020	May 2031	USD	3,396,062	3,396,062
Notes due 2061	3.771	Nov. 2020	May 2061	USD	3,208,201	3,208,201

Loans from Multilateral Organizations

at December 31, 2020

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(2)	Remarks
					(in thousands of U.S. dollars)
Loans from the World Bank and the IADB	Variable from 5.245 to 0.25 and some variable	Various	Various	C$, SDR, USD, €	$29,254,521	(3)(4)

Loans from Bilateral Organizations

at December 31, 2020

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)		Original Principal Amount	Principal Amount Outstanding	Remarks
						(in thousands of U.S. dollars)
Various	Various	Dec. 1995	Various	USD,	€	$3,244,903.0	$1,900,931
Total Funded External Debt							$112,291,417	(5)

(1)	The currencies are defined as: C$, Canadian dollar; STG, Pound sterling; SDR, Special Drawing Rights; USD, United States dollar; ¥, Japanese yen; and €, Euros.
(2)	Includes revaluation because of changes in parity of foreign currencies.
(3)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.
(4)

The direct obligor in respect of U.S.$17,579,000 of these loans is Sociedad Hipotecaria Federal (U.S.$17,579,000), acting in its capacity as financing agent for the Government. The Government is the direct borrower of the remainder of these loans (U.S.$29,236,942,000). The outstanding amount of the portion of these loans as to which the Government is not the direct obligor is not included in the total of this Table IV, but rather is included in Table V.

(5)	The total is expressed in U.S. dollars. The amounts above in the table are expressed in the currency of denomination and consequently do not sum to this total.

B. DEBT OF BUDGET CONTROLLED AGENCIES AND OTHER PUBLIC SECTOR EXTERNAL DEBT

Table V. External Debt of Budget Controlled Agencies at December 31, 2020

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
CFE	$7,537.1	$—
PEMEX	93,551.8	3,800.0

Total External Debt of Budget Controlled Agencies	$100,908.9	$3,800.0

Table VI. Other Public Sector External Debt at December 31, 2020(1)

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
Financial Sector	$10,403.7	$1,792.0
NAFIN	3,409.3	1,452.0
Banobras	1,223.7	—
Bancomext	3,587.9	340.0
SHF	1,266.9	—
Financiera Rural	870.9	—
Banco del Bienestar	45.0	—

(1)

This table includes the debt of national development banks and certain commercial banks that is guaranteed by Mexico, as well as other public sector debt registered with the Dirección de Deuda Pública (Management Office of Public Debt). It does not include the debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the Government is called upon to make a payment under the guaranties.

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